===============================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                         THE DAVEY TREE EXPERT COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  XXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:............

(2)  Aggregate number of securities to which transaction applies:...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:................................

(4)  Proposed maximum aggregate value of transaction:...........................

(5)  Total fee paid:............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:....................................................

(2)  Form, Schedule or Registration Statement No.:..............................

(3)  Filing Party:..............................................................

(4)  Date Filed:................................................................

================================================================================

                                  [DAVEY LOGO]






                                 THE DAVEY TREE
                                 EXPERT COMPANY







                                 NOTICE OF 1998
                                 ANNUAL MEETING
                               AND PROXY STATEMENT

                                  [DAVEY LOGO]



R. Douglas Cowan
Chairman of the Board,
 President and Chief
 Executive Officer

                                                               April 17, 1998

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Moulton Hall Technologies and Learning Center, Kent State University, Kent, Ohio at 5:00 p.m. on Tuesday, May 19, 1998. We hope that you will be able to attend.

The Notice of Annual Meeting of Shareholders and the Proxy Statement, which are included in this booklet, describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the enclosed proxy card and sign and return it in the envelope provided. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

We look forward to seeing you at the meeting.

Sincerely,



R. DOUGLAS COWAN
Chairman of the Board,
President and Chief Executive Officer

                          THE DAVEY TREE EXPERT COMPANY

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

The Annual Meeting of Shareholders of The Davey Tree Expert Company will be held at the Moulton Hall Technologies and Learning Center on the campus of Kent State University, State Route 59, east of the City of Kent, Ohio, at 5:00 p.m. on Tuesday, May 19, 1998. The purposes of the meeting are:

1.   To elect directors to the class whose term expires in 2001.

2. To hear reports and to transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on April 4, 1998 are entitled to notice of and to vote at the meeting.

                                  For the Board of Directors



                                  DAVID E. ADANTE
                                  Secretary

April 17, 1998

                          THE DAVEY TREE EXPERT COMPANY


                                 PROXY STATEMENT

The Board of Directors of The Davey Tree Expert Company requests your proxy for use at the Annual Meeting of Shareholders to be held on May 19, 1998, and at any adjournments of that meeting. This Proxy Statement is to inform you about the matters to be acted upon at the meeting.

If you attend the meeting, you can vote your shares by ballot. If you do not attend, your shares can still be voted at the meeting if you sign and return the enclosed proxy card. Shares represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect as directors the nominees listed on page 3. You may revoke your proxy before it is voted by submitting another proxy card with a later date or by giving notice to the Company in writing or orally at the meeting.

This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 17, 1998. The Company's executive offices are located at 1500 North Mantua Street, Kent, Ohio 44240. Its telephone number is
(330) 673-9511.

                              ELECTION OF DIRECTORS

The Company's Board of Directors is now composed of ten directors, three directors in the class whose terms expire in 1998, three directors in the class whose terms expire in 1999 and four directors in the class whose terms expire in 2000. Each of the directors serves for a term of three years and until a successor is elected. The Board met five times during the last fiscal year.

Eugene W. Haupt is retiring from the Board of Directors effective at the end of his current term. The Board of Directors has recommended Douglas K. Hall to fill the position vacated by Mr. Haupt. Mr. Hall is identified in this proxy as a nominee whose term would expire in 2001.

Nominees for election as directors for the term expiring in 20018, as well as present directors, whose term will continue after the meeting, appear below. The Board of Directors recommends you vote for the nominees listed.

NOMINEES FOR TERMS EXPIRING IN 2001

R. CARY BLAIR, age 58, has been a director of the Company since 1989. He has been President and Chief Executive Officer of the Westfield Companies, a regional property, casualty, and life insurance company headquartered in Westfield, Ohio, since 1991. He has been a director of the Westfield Companies since 1984 and is a director of Inter-Ocean Reinsurance Co., Ltd., a multi-line finite re-insurance concern. He is also a director of First Merit Corporation and First Merit-Old Phoenix National Bank, both of which are financial institutions headquartered in Akron, Ohio.

DOUGLAS K. HALL, age 46, is Vice President and Chief Operations Officer of The Nature Conservancy, an international conservation organization with 900,000 members. The Conservancy owns and manages more than 1,600 preserves - the largest private system of nature sanctuaries in the world. From 1993 to 1996, he served as Assistant Secretary for Oceans and Atmosphere and Deputy Administrator of the National Oceanic and Atmospheric Administration (NOAA) in the U.S. Department of Commerce.

JAMES H. MILLER, age 71, has been a director of the Company since 1985. Mr. Miller has been retired since 1986. Before his retirement, he was Vice President-

Administration of GenCorp, Inc. (formerly the General Tire and Rubber Co.), a tire manufacturer.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 1999

R. DOUGLAS COWAN, age 57, has been a director of the Company since 1982 and Chairman of the Board since 1997, President since 1985, and Chief Executive Officer since 1988.

RUSSELL R. GIFFORD, age 58, was elected by the Board of Directors in December, 1997 to fill the position vacated by J Maurice Struchen who retired from the Board of Directors at the end of his term in 1996.

Mr. Gifford has been Chief Executive Officer (CEO) of VenTek International, an automatic ticket vending equipment company since 1998. He was President of Consolidated Natural Gas System, an unregulated marketing arm of CNG Energy Services Corporation, from 1994 to 1997, and also served as President and CEO of East Ohio Gas Company from 1989 to 1994. Mr. Gifford is a director of First Union Real Estate Investments, a real estate investment concern concentrating in commercial real estate, and Applied Industrial Technologies, Inc., a parts and service distribution company.

JOHN W. JOY, age 75, has been a director of the Company since 1964 and Chairman of the Board of the Company since 1983 and until his retirement from that position in 1997. He was Chief Executive Officer of the Company for more than five years until 1988, and has been retired since May 1990.


PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2000

RICHARD E. DUNN, age 70, has been a director of the Company since 1980. He was Vice President for Business Affairs and Treasurer of Kent State University in Kent, Ohio, for more than five years, prior to his retirement in 1991.

WILLIAM D. GINN, age 74, has been a director of the Company since 1973. He has been of counsel to Thompson Hine & Flory LLP, a law firm, since 1993. Prior to that time he was a partner at Thompson Hine & Flory LLP, for more than five years. Mr. Ginn is also a director of Nordson Corporation, a manufacturer of industrial application equipment. Thompson Hine & Flory LLP has in the past provided and continues to provide legal services to the Company.

RICHARD S. GRAY, age 66, has been a director of the Company since 1991. He has been president of Enterprise Development, Incorporated, a non-profit organization that provides counsel and assistance to new enterprises, since April 1987. He is a director of SIFCO Industries, Inc., a provider of specialty components for aerospace applications. He is also a director of Shiloh Industries, Inc., a steel processor and supplier of blanks and stampings to industrial manufacturers.

THOMAS G. MURDOUGH, JR., age 59, has been a director of the Company since 1994. Prior to this and for more than five years he was the founder and President of Step 2 Corporation, and its Chief Executive Officer since 1997. Mr. Murdough was also the founder of Little Tikes Company, which he sold to Rubbermaid in 1984. He continued as its President and General Manager until September 1989.


COMMITTEES OF THE BOARD OF DIRECTORS;
ATTENDANCE

The present members of the Audit Committee are Messrs. Dunn, Gifford, Haupt, and Gray (Chairman). The Audit Committee reviews the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of the Company's systems of internal control. The Committee also recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. The Audit committee met two times during the last fiscal year.

The present members of the Compensation committee are Messrs. Blair (Chairman), Gifford, Gray, and Miller. The Compensation Committee recommends to the Board of Directors the salaries and other compensation of executive officers of the Company and supervises the administration of the Company's benefits programs. The Compensation Committee met three times during the last fiscal year.

The present members of the Nominating Committee are Messrs. Blair, Cowan, Dunn, Ginn (Chairman), and Murdough. The Nominating Committee screens and nominates candidates for election as directors and recommends committee members for appointment by the Board of Directors. The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. A shareholder who wishes to suggest a director candidate for consideration by the Nominating Committee should consult the applicable provision of the Company's Regulations, which are available for inspection at the Company's offices during business hours. The Nominating Committee met two times during the last fiscal year.

The present members of the Finance Committee are Messrs. Cowan, Ginn, Joy, Miller (Chairman), and Murdough. The Finance Committee reviews the Company's annual business plan as developed by management and recommends it to the Board of Directors for approval. The Committee also reviews longer-term financial issues affecting the Company's ownership structure, financial condition and business plans. The Finance Committee met three times during the last fiscal year.

During the last fiscal year, each director attended at least 75% of the meetings of the Board of Directors and of the committees on which he served.

COMPENSATION OF DIRECTORS

The Company pays directors who are not executive officers of the Company a fee of $10,000 per year plus $1,000 for the first and $500 for each additional Board or Committee meeting attended on the same day. Chairmen of Committees receive an additional retainer of $2,500 per year and a non-employee Chairman of the Board receives an additional $5,000 retainer per year. Directors may defer all or part of their fees until their retirement as directors.

OWNERSHIP OF COMMON SHARES

The following table shows, as of April 4, 1998, the number and percent of Common Shares of the Company beneficially owned by each nominee, director, the officers listed in the Summary Compensation Table, and all directors and officers as a group:

                                   Number of
Name                            Shares (1)(2)           Percent (2) (3)
----                            -------------           ---------------
John W. Joy                          77,375                  1.80%
R. Douglas Cowan                    192,337                  4.40%
Eugene W. Haupt                      86,014                  2.00%
R. Cary Blair                         5,000                  0.12%
Thomas Murdough, Jr.                  4,000                  0.09%
Richard E. Dunn                       5,200                  0.12%
William D. Ginn                      28,800                  0.67%
Richard S. Gray                       6,000                  0.14%
James H. Miller                      18,000                  0.42%
Russell R. Gifford                    2,100                  0.05%
David E. Adante                     106,105                  2.44%
Karl J. Warnke                       98,012                  2.26%
Howard D. Bowles                     98,850                  2.28%
C. Kenneth Celmer                    73,775                  1.70%
211 directors and officers
 as a group, including
 those listed above               1,161,425                 24.48%

_______________

1. Other than as described below, beneficial ownership of the Common Shares listed in the tables is comprised of sole voting and investment power, or voting and investment power, shared with a spouse.

   Includes shares allocated to individual accounts under the Company's 401KSOP and ESOP Plan (the "KSOP") with respect to which the following executive officers have only sole voting power as follows: R. Douglas Cowan, 21,638 shares, David E. Adante, 10,978 shares, Karl J. Warnke, 8,822 shares, Howard
   D. Bowles, 13,148 shares, C. Kenneth Celmer, 16,874 shares, and 137,323 shares by all officers as a group.

2. These include the right to purchase on or before June 3, 1998, upon the exercise of outstanding stock options, 77,600 Common Shares by Mr. Cowan, 54,000 Common Shares by Mr. Adante, 54,000 Common Shares by Mr. Warnke, 44,800 Common Shares by Mr. Bowles, 36,800 Common Shares by Mr. Celmer and 452,100 Common Shares by all directors and officers as a group.

3. Percentage calculation based on total shares outstanding plus the options exercisable by the respective individual on or before June 3, 1998, in accordance with Rule 13d-3(d) of the Securities Exchange Act of 1934.

To the Company's knowledge, as of April 4, 1998, no person or entity was an owner, beneficial or otherwise, of more than five percent of the outstanding Common Shares of the Company. Key Trust Company of Ohio, N. A., trustee of the KSOP, 127 Public Square, 14th Floor, Cleveland, Ohio 44114, had, as of April 4, 1998, certain trustee imposed rights and duties with respect to Common Shares held by it. The number of Common Shares held in the KSOP as of April 4, 1998 was 1,591,166, 37.1% of the outstanding Common Shares of the Company.

                       REMUNERATION OF EXECUTIVE OFFICERS

The table below shows the cash compensation of the five highest paid executive officers of the Company whose aggregate cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION
                                       -----------------------------------------
                                                                      ALL OTHER
                                                                        ANNUAL
      NAME AND                                                         COMPEN-
 PRINCIPAL POSITION                   YEAR      SALARY      BONUS     SATION (1)
--------------------------            ----      ------      -----     ----------
R. Douglas Cowan                      1997      260,577     130,000      2,400
Chairman, President and               1996      227,475      80,500      1,310
Chief Executive Officer               1995      211,048      50,000      1,120

David E. Adante                       1997      165,115      75,650      2,400
Executive Vice President,             1996      152,286      47,450      1,310
Chief Financial Officer               1995      133,370      29,250      1,120
and Secretary-Treasurer

Karl J. Warnke                        1997      165,115      75,650      2,400
Executive Vice President,             1996      151,091      47,450      1,310
and General Manager                   1995      132,221      29,250      1,120
Utility Services

Howard D. Bowles                      1997      122,308      71,400      2,400
Vice President and                    1996      111,942      51,700      1,310
General Manager -                     1995      105,560      37,150      1,120
Davey Tree Surgery
Company

C. Kenneth Celmer                     1997      122,308      72,400      2,400
Vice President, General               1996      111,475      57,850      1,310
Manager, Residential Services         1995      107,550      35,850      1,120

-----------------

(1) All other compensation represents amounts allocated to the participant accounts for each of the officers under the terms of the Company's 401KSOP and ESOP.

                        OPTION GRANTS IN LAST FISCAL YEAR

The Company made no grants of stock options to any named executive officer during the last completed fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                                                       VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED                       IN THE-MONEY
                                                              OPTIONS HELD AT FISCAL               OPTIONS AT FISCAL YEAR END
                           SHARES                                  YEAR END (#)                             ($) (2)
                        ACQUIRED ON         VALUE         -----------------------------          -----------------------------
        NAME             EXERCISE #     REALIZED($)(1)    EXERCISABLE     UNEXERCISABLE         EXERCISABLE     UNEXERCISABLE
------------------      -----------     --------------    -----------     -------------         -----------     -------------
R. D. Cowan                 -0-              -0-             77,600            22,400             $1,076,920        $ 229,600
David E. Adante             -0-              -0-             54,000            16,000                745,120          164,000
Karl J. Warnke              -0-              -0-             54,000            16,000                745,120          164,000
Howard D. Bowles            -0-              -0-             44,800            11,200                632,280          114,800
C. Kenneth Celmer           -0-              -0-             36,800            11,200                514,020          114,800

(1) The value realized upon exercise of options is based on the difference between the option exercise price and the fair market value at the date of exercise.
(2) The value of unexercised options is based on the year-end price of $26.05 per share.

PENSION PLAN TABLE

The table below shows estimated annual benefits payable under the employee retirement plan to an employee, including officers (other than to an employee who is subject to a collective bargaining agreement), retiring at age 65, and electing a life benefit without survivor options, with the years of benefit service and base compensation indicated. Such benefits are reduced to recognize in part the Company's cost of Social Security benefits related to service for the Company. The Company's plans also provide for the payment of benefits to an employee's surviving spouse or beneficiary.


   Final
  Average
    Base           10       15           20         25         30        35+
Compensation     Years     Years        Years      Years      Years     Years
------------     -----     -----        -----      -----      -----     -----
   100,000       5,121     7,681       10,242     12,802     15,363     17,923
   125,000       6,621     9,931       13,242     16,552     19,863     23,173
   150,000       8,121    12,181       16,242     20,302     24,363     28,423
   160,000
    and up       8,721    13,081       17,442     21,802     26,163     30,523

A participant generally will be credited with a year of benefits service for each year after December 31, 1996, that he was eligible to participate in the pension plan. An employee's Final Average Annual Compensation is his average W-2 earnings for the years he participated in the plan and for the year 1997 cannot include compensation in excess of $160,000.

The credited years of service for Messrs. Cowan, Adante, Warnke, Bowles, and Celmer are 12.4, 15.0, 9.0, 22.0 and 14.1, respectively.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                        THE DAVEY TREE EXPERT COMPANY


 MEASUREMENT                                                       S & P
   PERIOD                                                         SERVICE
(FISCAL YEAR                              S & P 500              (COMM. &
  COVERED)           DAVEY              COMPOSITE LTD.           CONSUMER)*
------------         -----              --------------           ----------
    1992             100.0                  100.0                   100.0
    1993             117                    110                      97
    1994              98                    112                      89
    1995             112                    153                     120
    1996             153                    189                     124
    1997             223                    252                     170


*Name change from Specialized Services.

(S&P performance data provided by Standard & Poor's)

                        REPORT OF COMPENSATION COMMITTEE

GENERAL

The Compensation Committee of the Board of Directors, composed entirely of non-employee Directors, is responsible for management succession matters, for administering the Company's executive incentive and benefits programs, and for establishing salaries for executive officers. The Committee's recommendations in these matters are presented to the Board of Directors for approval. In its deliberations, the Committee periodically retains outside professionals to assess the fairness of the Company's compensation programs and meets frequently with the Chief Executive Officer of the Company to obtain management's recommendations on compensation issues.

COMPENSATION POLICIES

The Committee is careful to align executive officer compensation with the interest of shareholders. The Committee has established a policy whereby a substantial portion of the compensation of executive officers, including the chief executive officer, is contingent on the profitability of the Company. Approximately twenty to forty percent of an executive officer's compensation is determined based on pre-tax profits of the Company, after a target return on shareholders' equity is achieved. The fundamental theory of this policy is that the shareholders of the Company are entitled to a fair pre-tax return on their investment before any incentive payments are made to executive officers. To the extent that the efforts of the executive officers result in a higher return on shareholders' equity, the Committee believes that the officers should be rewarded. The Committee and the Board of Directors believe that this compensation policy creates a significant incentive for management of the Company, which in turn creates long-term benefits for the shareholders.

BASE SALARY

Base salary levels are largely determined on the basis of comparisons with similar companies of approximately the same size. The Committee periodically retains a nationally known compensation consulting firm to conduct a compensation competitiveness study to determine the adequacy of the Company's compensation for executive officers compared to the compensation of officers in comparable companies. The last study was conducted in 1994, and compensation ranges were established by the Committee for each of the officers on the basis of job description and market comparisons. The Committee's general policy regarding base salary is that the Company's executive officers should be compensated near the "mid-point" of the market range established by the consultants, giving allowance to experience and provided that the Company's long -term goals are being achieved. None of the executive officers has an employment agreement with the Company.

The Committee reviews the performance of each of the officers of the Company with the Chief Executive Officer at each of its meetings and is particularly attentive to an assessment of the officers' performance against goals, demonstrated capabilities and development of subordinates. The salary adjustments for the Chief Executive Officer are determined solely by the Committee after an evaluation of the same criteria used for other executive officers. The officers of the Company are generally on a 12-15 month salary adjustment cycle.

INCENTIVE COMPENSATION

In 1979, the Board of Directors adopted a Management Incentive Compensation Plan designed to reward the Company's management group, which includes approximately 50 people, for above average profit performance. The Plan provides for the calculation of a

"Bonus Fund" based on the average of the last three years' pre-tax profit performance. Under the terms of the Plan, a required return on the Shareholders' Equity is deducted from pre-tax profits, and a percentage of any excess amount is designated as a "Bonus Base". The Bonus Fund for the year equals an average of the Bonus Base for each of the preceding three years. This Bonus Fund is allocated by the Committee to the management group based on individual performance, operating group performance, as well as overall Company performance.

In 1994, the shareholders approved the 1994 Omnibus Stock Plan (the Plan), which consolidates into a single plan provisions for the grant of stock options, other stock-based incentives, and the maintenance of an employee stock purchase program. The Plan replaced the 1982 Employee Stock Purchase Plan and the 1987 Incentive Stock Option Plan, under which no future grants will be made. Provisions of the Plan give the committee broad discretion to fashion the terms of awards in order to provide Davey Tree's employees with stock-based incentives that are appropriate under the circumstances. It is designed to foster long-term growth and performance by motivating employees through stock-based incentives and ownership, as well as enhance the Company's ability to attract and retain qualified employees and directors. Option grants are based on the fair market value of the Company's Common Shares on the date of grants, as established by an independent valuation firm, Management Planning, Inc. All employees of Davey Tree and its subsidiaries are eligible to participate in the Plan, and all non-employee directors of Davey Tree are eligible to receive director options under the Plan. The committee believes the Plan provides incentives to increase the market performance of the Company's shares, thereby aligning the Company's interests with those of the shareholders.

By the Compensation Committee of the Board of Directors:  R. Cary Blair, Richard
S. Gray, James H. Miller, and Russell R. Gifford

INDEBTEDNESS OF MANAGEMENT

No executive officer, director, nominee or affiliate of any such person, was indebted to the Company in excess of the Securities and Exchange Act(s) General Rules and Regulations reporting requirement any time during the year 1997.

                              INDEPENDENT AUDITORS

Deloitte & Touche LLP has been appointed as the Company's independent auditors for the fiscal year ending December 31, 1998. Deloitte & Touche was created by the merger of Touche, Ross & Co. with Deloitte, Haskins and Sells in 1989. Touche, Ross & Co. has served as the Company's independent auditors since 1975. A representative of Deloitte & Touche is expected to be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and to respond to questions regarding Deloitte & Touche's examination of the Company's financial statements and records for the fiscal year ended December 31, 1997.

                                     GENERAL

VOTING AT THE MEETING

Shareholders of record at the close of business on April 4, 1998 (the record date) are entitled to notice of and to vote at the meeting. On that date, a total of 4,291,512 of the Company's Common Shares were outstanding and entitled to vote. Each of the Company's Common Shares is entitled to one vote.

Each shareholder has the right to vote cumulatively if any shareholder gives notice in writing to the President, any Vice President or the Secretary of the Company at least 48 hours before the time set for the meeting and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving notice. If cumulative voting is in effect, shareholders will be entitled to cast a number of votes equal to the number of shares voting multiplied by the number of directors to be elected. A shareholder may cast all of these votes for one nominee or distribute them among several nominees, as that shareholder sees fit. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

Under Ohio law, directors are elected by the votes of shareholders exercising a majority of the voting power of the Company present at a meeting at which a quorum is present, and proposals are adopted or approved by the vote of a specified percentage of the voting power of the Company. Abstentions and non-votes are tabulated in determining the votes present at the meeting. Consequently, an abstention or a non-vote has the same effect as a vote against a director nominee, as each abstention or non-vote would be one less vote for a director nominee.

If any of the nominees listed on page three becomes unable or declines to serve as a director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, the Board has no reason to believe that this will occur.

The Board of Directors knows of no other matters that will be presented at the meeting. However, if other matters do properly come before the meeting, the person named in the proxy card will vote on these matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to the Company on or before December 16, 1998.

EXPENSES OF REQUESTING PROXIES

The Company will bear the expense of preparing, printing, and mailing this Notice and Proxy Statement. In addition to requesting proxies by mail, officers and regular employees of the Company may request proxies by telephone or in person. The Company will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. The Company will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

ANNUAL REPORT

The Company's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 1997, is being mailed to shareholders of record with this Proxy Statement.

                              For the Board of Directors,



                              DAVID E. ADANTE
                              Secretary



April 17, 1998

                             YOUR VOTE IS IMPORTANT.
                              PLEASE SIGN, DATE AND
                                RETURN YOUR PROXY

                          THE DAVEY TREE EXPERT COMPANY

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 1998

THIS PROXY IS SOLICITED BY YOUR BOARD OF DIRECTORS, WHICH RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

At the Annual Meeting of Shareholders of the Corporation to be held May 19, 1998, and at any adjournment, David E. Adante, Howard D. Bowles, C. Kenneth Celmer, Roger C. Funk, and Karl J. Warnke, and each of them, with full power of substitution in each, are hereby authorized to represent me and to vote my shares on the following:

1. Elect three Directors to the class to serve for a three year term of office expiring at the Corporation's 2001 Annual Meeting of Shareholders. The nominees of the Board of Directors are: R. Cary Blair, Douglas K. Hall and James H. Miller.

(Instruction: On the line below, write the name of any nominee or nominees for whom authority to vote is withheld. This proxy cannot be voted for a greater number of persons than the number of nominees named.)

--------------------------------------------------------------------------------


2. Any other matter that may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1.

                              Signed the ____ day of ___________________, 1997.

                              ------------------------------------------------
                                                 Please sign here


                              ------------------------------------------------
                                         Joint Owner, if any, sign here

Please sign this Proxy exactly as your name appears above. If the address on this Proxy is incorrect, please note your correct address.

Please check this box if you plan to attend the Annual Meeting of Shareholders. [ ]

                          THE DAVEY TREE EXPERT COMPANY

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 1998

THIS VOTING INSTRUCTION IS SOLICITED BY KEY TRUST COMPANY OF OHIO, N.A. AS TRUSTEE OF THE DAVEY 401KSOP AND ESOP (THE "TRUSTEE").

At the Annual Meeting of Shareholders of the Corporation to be held May 19, 1998, and at any adjournment, David E. Adante, Howard D. Bowles, C. Kenneth Celmer, Roger C. Funk, and Karl J. Warnke, and each of them, with full power of substitution in each, shall vote on the following in accordance with my directions to the Trustee, as shown below.

The Board of Directors recommends that you vote for the nominees listed in Item 1 and for Item 2.

1. Elect three Directors to the class to serve for a three year term of office expiring at the Corporation's 2001 Annual Meeting of Shareholders. The nominees of the Board of Directors are:
   R. Cary Blair, Douglas K. Hall and James H. Miller.

(Instruction: On the line below, write the name of any nominee or nominees for whom authority to vote is withheld. This voting instruction cannot be voted for a greater number of persons than the number of nominees named.)

--------------------------------------------------------------------------------
2. Any other matter that may properly come before the meeting.

  UNLESS OTHERWISE SPECIFIED ABOVE, THE TRUSTEE WILL VOTE THE SHARES SPECIFIED BELOW FOR THE NOMINEES LISTED IN ITEM 1.

To Key Trust Company of Ohio, N.A., Trustee of The Davey 401KSOP and ESOP: As a participant in the Plan, I hereby direct the Trustee to vote in person or by proxy as shown below:

Instruction:  Check one or both boxes:
[ ] I direct the Trustee to vote the shares allocated to my account as of the record date in accordance with this voting instruction card.

[ ] I direct the Trustee to vote the proportionate number of "non-directed" shares (shares allocated to other participants in the Plan for which the Trustee does not receive voting instructions) for which I may give voting instructions under the terms of the Plan in accordance with this voting instruction card.

If you do not complete and return this card, your shares will be voted, as provided in the Plan, proportionately in accordance with directions received from other participants in the Plan. If you wish to vote the non-directed shares differently from the shares allocated to your account, you may do so by requesting a separate voting instruction card from the Trustee at Key Trust,
Attn:  William Jordan, 127 Public Square, 14th Floor, Cleveland, OH  44114-1306.

                      Signed the _______ day of __________________, 1998.

Please sign this Proxy exactly as your name appears on the mailing label.

Please check this box if you plan to attend the Annual Meeting of Shareholders.